EXHIBIT 4.2

GREATER BAY BANCORP

Officers’ Certificate

Pursuant to Sections 1.02 and 3.01 of the Indenture

Pursuant to Sections 1.02 and 3.01 of the Indenture, dated as of March 24, 2003 (the “Indenture”), between Greater Bay Bancorp (the “Company”) and Wilmington Trust Company, as trustee (the “Trustee”), each of the undersigned, James S. Westfall, the Executive Vice President and Chief Financial Officer and Kamran F. Husain, the Senior Vice President, Controller and Chief Accounting Officer of the Company, hereby certifies, on the Company’s behalf, as follows:

1. The issuance of Securities of the series designated as the “5.125% Notes, Series C, due April 15, 2010” in an aggregate principal amount initially limited to $150,000,000 (the “Series C Notes”) and the issuance of Securities of the series designated as the “5.125% Notes, Series D, due 2010” (the “Series D Notes”) in up to a like principal amount as the Series C Notes (and in exchange for the Series C Notes), have been approved and authorized in accordance with the provisions of the Indenture by resolutions adopted by the Board of Directors of the Company on November 16, 2004 and by a duly authorized committee of the Board of Directors on April 8, 2005 and April 12, 2005; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee of such Board of Directors, relating to the Series C Notes and the Series D Notes.

2. The Series C Notes are being sold by the Company pursuant to an Offering Memorandum, dated April 12, 2005 (the “Offering Memorandum”).

3. Capitalized terms not otherwise defined herein shall have the same meanings set forth in the Indenture.

4. The terms of the series of Series C Notes shall be as follows:

(a)	The title of the Series C Notes are “5.125% Notes, Series C, due April 15, 2010”.

(b)	The Series C Notes are to be issued in an aggregate principal amount initially limited to $150,000,000. The Company may, without notice to, or consent of, the Holders of the Series C Notes, create and issue further Series C Notes, equal in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new Series C Notes, or except for the first payment of interest following the issue date of the new Series C Notes), so that the new Series C Notes may be consolidated and form a single series with the Series C Notes and have the same terms as the Series C Notes.

(c)	The principal amount of the Series C Notes shall be payable on April 15, 2010.

(d)	The Series C Notes shall be subject to the Events of Default specified in Section 5.01, paragraphs (1), (2), (5), (6), (7) and (8), of the Indenture.

(e)	Section 4.03 of the Indenture shall be applicable to the Series C Notes.

(f)	The Series C Notes shall bear interest at a rate of 5.125% per annum (based upon a 360 day year consisting of twelve 30-day months), from and including the date of original issuance (the “Series C Original Issuance Date”) or from and including the most recent interest payment date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on April 15 and October 15 of each year (each an “Interest Payment Date”) commencing on October 15, 2005 until the principal thereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the 15th calendar day immediately preceding the relevant Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner The amount of interest payable for any partial semiannual period will be computed on the basis of the actual number of days elapsed during that period. In the case of a Registration Default, as such term is defined in the Registration Rights Agreement, dated as of April 12, 2005 (the “Registration Rights Agreement”) between the Company and the Initial Purchaser, Additional Interest (as such term is defined in the Registration Rights Agreement) may also be payable to a Holder of the Notes.

(g)

The Trustee for the Series C Notes shall be Wilmington Trust Company, who shall also be the Securities Registrar and initial transfer agent for the Series C Notes (subject to the Company’s right to remove the Trustee as such transfer agent and, from time to time, to designate one or more other transfer agents and to rescind from time to time any such designations). The Securities Registrar’s office as of the date hereof is 1100 North Market Street, Wilmington, Delaware 19890-0001.

(h)	The Series C Notes (i) offered and sold to “qualified institutional buyers” (referred to herein as “QIBs”) as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and (ii) outside the United States in accordance with Regulation S may be issued in book-entry form and, if so issued, will be represented by Restricted Global Notes (as defined in Annex A to the Indenture) delivered to The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC. The Series C Notes offered and sold to QIBs will be issued as a Restricted Global Note (as defined in Annex A of the Indenture) and the Series C Notes offered and sold outside the United States in accordance with Regulation S will be issued as a Regulation S Global Note (as defined in Annex A of the Indenture). The CUSIP numbers for the Restricted Global Note is CUSIP No. 391648 AR 3 and for the Regulation S Global Note is U39020 AB 5.

(i)	The Series C Notes offered and sold to institutional accredited investors (referred to herein as “IAIs”) that are “accredited investors” within meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act will be issued in certificated form as a Restricted Certificated Note (as defined in Annex A to the Indenture). The CUSIP number for the Restricted Certificated Notes is CUSIP No. 391648 AS 1.

(j)	Annex A of the Indenture shall be applicable to the Series C Notes.

(k)	The Series C Notes shall not be issued in the form of a temporary Global Note.

(l)	The Series C Notes will be issued and transferable only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000; provided, however, that the Restricted Certificated Notes will have minimum denominations of $100,000.

(m)	The certificates for the Series C Notes issued as a Restricted Global Note, a Regulation S Global Note and in certificated form as Restricted Certificated Notes shall be in substantially the form of Exhibit A to the Indenture, which contains such restrictive legends as shall be applicable to the Restricted Global Note, the Regulation S Global Note or the Restricted Certificated Notes as set forth therein.

(n)	The Series C Notes shall be subject to the restrictions on transfer as described under the heading “Notice to Investors” in the Offering Memorandum.

(o)	The Trustee shall be the Paying Agent. The Paying Agent’s office as of the date hereof is 1100 North Market Street, Wilmington, Delaware 19890-0001.

(p)	Subject to Section 10.02 of the Indenture, payments of principal, premium, if any, and interest on the Restricted Global Notes will be made to DTC, or its nominee, as the case may be, as the registered owner or holder of the Restricted Global Notes. In the event that any of the Series C Notes are issued in certificated form in exchange for the Series C Notes issued in global form, as set forth in the Indenture, principal and interest thereon will be payable at the office of the Paying Agent; provided that payment of interest, other than interest payable at maturity, may be made at the option of the Company by check mailed by the Paying Agent to the address of the person entitled thereto as shown on the Securities Register. Notwithstanding the foregoing, the payments of interest to DTC or its nominee shall be made by wire transfer in immediately available funds.

(q)	Subject to Section 10.02 of the Indenture, payments of principal, premium, if any, and interest on the Restricted Certificated Notes will be payable at the office of the Paying Agent; provided that payment of interest, other than interest payable at maturity, may be made at the option of the Company by check mailed by the Paying Agent to the address of the person entitled thereto as shown on the Securities Register.

(r)	The Series C Notes shall be denominated, and payment of principal of (and premium, if any) and interest on the Series C Notes will be made in United States dollars.

(s)	The Company may not satisfy all or part of its obligations with regard to payment or delivery upon Maturity, or any interest payment by delivering Maturity Consideration.

(t)	The Series C Notes are not redeemable. The Series C Notes will not be subject to any sinking fund.

(u)	The amount of the Series C Notes (and, if outstanding, the Series D Notes) which shall be payable upon declaration of acceleration of maturity thereof shall be the principal amount thereof, and premium if any, plus accrued interest.

(v)	The Series C Notes will not be convertible into any other securities or property of the Company.

(w)	The Series C Notes may be exchanged for the Series D Notes when the conditions for issuance of the Series D Notes have been satisfied.

(x)	The Series C Notes will be issued in fully registered form, without coupons. The Series C Notes will not be issued in bearer form.

(y)	The amount of payments of principal of (and premium, if any) or interest on the Series C Notes will not be determined with reference to an index.

(z)	Series C Notes which are registered in the Securities Register may be presented for transfer or exchange at the office or agency of the Company in any place where the principal and interest on the Series C Note are payable.

(aa)	The place where notices and demands to or upon the Company may be made is at the office of the Paying Agent.

(bb)	The Series C Notes and the Series D Notes shall be deemed to constitute a single series of senior debt securities for purposes of the Indenture and shall therefore vote and consent together as one class.

(cc)	The Series C Notes shall have any additional terms which terms shall not be inconsistent with the provisions of the Indenture.

5. The Series D Notes will be issued with the intent to exchange the Series C Notes with a like principal amount of Series D Notes, with materially identical terms, except that the Series D Notes will be registered with the Securities and Exchange Commission and thus will not be subject to certain restrictions on transfer.

6. The terms of the series of Series D Notes shall be as follows:

(a)	The title of the Series D Notes are “5.125% Notes, Series D, due April 15, 2010”.

(b)

The Series D Notes are to be issued in an aggregate principal amount initially limited to $150,000,000, or such lesser or greater amount of the Series C Notes then outstanding, or such lesser or greater amount of the Series C Notes that are exchanged for the Series D Notes. The Company may, without notice to, or consent of, the Holders of the Series D Notes, create and issue further Series D Notes, equal in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new Series D Notes, or except for the first payment of interest following the issue date of the new Series D Notes), so that the new Series D Notes may be consolidated and form a single series with the Series D Notes and have the same terms as the Series D Notes.

(c)	The principal amount of the Series D Notes shall be payable on April 15, 2010.

(d)	The Series D Notes shall be subject to the Events of Default specified in Section 5.01, paragraphs (1), (2), (5), (6), (7) and (8), of the Indenture.

(e)	Section 4.03 of the Indenture shall be applicable to the Series D Notes.

(f)	The Series D Notes shall bear interest at a rate of 5.125% per annum (based upon a 360 day year consisting of twelve 30-day months), from and including the Series C Original Issuance Date or from and including the most recent interest payment date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on April 15 and October 15 of each year (each an “Interest Payment Date”) commencing on the first Interest Payment Date following completion of the exchange of Series D Notes for Series C Notes until the principal thereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the 15th calendar day immediately preceding the relevant Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner The amount of interest payable for any partial semiannual period will be computed on the basis of the actual number of days elapsed during that period.

(g)

The Trustee for the Series D Notes shall be Wilmington Trust Company, who shall also be the Securities Registrar and initial transfer agent for the Series D Notes (subject to the Company’s right to remove the Trustee as such transfer agent and, from time to time, to designate one or more other transfer agents and to rescind from time to time any such designations).

The Securities Registrar’s office as of the date hereof is 1100 North Market Street, Wilmington, Delaware 19890-0001.

(h)	The Series D Notes may be issued in book-entry form and, if so issued, will be represented by an Unrestricted Global Note (as defined in Annex A of the Indenture) delivered to The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC. The CUSIP number for the Series D Notes is CUSIP No. 391648 AT 9.

(i)	Annex A of the Indenture shall be applicable to the Series D Notes.

(j)	The Series D Notes shall not be issued in the form of a temporary Global Note.

(k)	The Series D Notes will be issued and transferable only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

(l)	The Series D Notes held by the initial purchaser of the Series C Notes, will have the same legends applicable to the Series C Notes that were so exchanged (referred to as the “Restricted Series D Private Notes”). The Restricted Series D Private Notes may have a different CUSIP number than the CUSIP number for the Series D Notes.

(m)	The Series D Notes issued as an Unrestricted Global Note shall be in substantially the form of Exhibit B, which contains appropriate legends relating to a global note. The Series D Notes issued as Restricted Series D Private Notes shall be in substantially the form of the Series C Notes that were so exchanged and will contain the same legends as the Series C Notes that were so exchanged.

(n)	The Series D Notes issued as an Unrestricted Global Note shall not be subject to restrictions on transfer. The Series D Notes issued as a Restricted Series D Private Notes shall be subject to the restrictions on transfer that were applicable to the Series C Notes that were so exchanged.

(o)	The Trustee shall be the Paying Agent. The Paying Agent’s office as of the date hereof is 1100 North Market Street, Wilmington, Delaware 19890-0001.

(p)

Subject to Section 10.02 of the Indenture, payments of principal, premium, if any, and interest on the Unrestricted Global Note will be made to DTC, or its nominee, as the case may be, as the registered owner or holder of the

Global Notes. In the event that any of the Series D Notes are issued in certificated form in exchange for the Series D Notes issued in global form, as set forth in the Indenture, principal and interest thereon will be payable at the office of the Paying Agent; provided that payment of interest, other than interest payable at maturity, may be made at the option of the Company by check mailed by the Paying Agent to the address of the person entitled thereto as shown on the Securities Register. Notwithstanding the foregoing, the payments of interest to DTC or its nominee shall be made by wire transfer in immediately available funds.

(q)	The Series D Notes shall be denominated, and payment of principal of (and premium, if any) and interest on the Series D Notes will be made in United States dollars.

(r)	The Company may not satisfy all or part of its obligations with regard to payment or delivery upon Maturity, or any interest payment by delivering Maturity Consideration.

(s)	The Series D Notes are not redeemable. The Series D Notes will not be subject to any sinking fund.

(t)	The amount of the Series D Notes (and, if outstanding, the Series C Notes) which shall be payable upon declaration of acceleration of maturity thereof shall be the principal amount thereof, and premium if any, plus accrued interest.

(u)	The Series D Notes will not be convertible into any other securities or property of the Company.

(v)	The Series D Notes may be exchanged for the Series C Notes when the conditions for issuance of the Series D Notes have been satisfied.

(w)	The Series D Notes will be issued in fully registered form, without coupons. The Series D Notes will not be issued in bearer form.

(x)	The amount of payments of principal of (and premium, if any) or interest on the Series D Notes will not be determined with reference to an index.

(y)	Series D Notes which are registered in the Securities Register may be presented for transfer or exchange at the office or agency of the Company in any place where the principal and interest on the Series D Note are payable.

(z)	The place where notices and demands to or upon the Company may be made is at the office of the Paying Agent.

(aa)	The Series D Notes and the Series C Notes shall be deemed to constitute a single series of senior debt securities for purposes of the Indenture and shall therefore vote and consent together as one class.

(bb)	The Series D Notes shall have any additional terms which terms shall not be inconsistent with the provisions of the Indenture.

7. All covenants or conditions precedent provided for in the Indenture relating to the establishment of the terms of Securities herein described and the terms of such series have been complied with. All covenants or conditions precedent provided for in the Indenture relating to the authentication of the Series C Notes have been complied with.

Each of the undersigned states that he has read and is familiar with the provisions of Article III of the Indenture relating to the issuance of Securities thereunder; that he is generally familiar with the other provisions of the Indenture and with the affairs of the Company and its corporate acts and proceedings; and that in his opinion, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions referred to above have been complied with.

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

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IN WITNESS WHEREOF, we have hereunto signed our names.

Dated as of April 15, 2005

GREATER BAY BANCORP

By:	/s/ James F. Westfall
James F. Westfall
Executive Vice President and
Chief Financial Officer

By:	/s/ Kamran F. Husain
Kamran F. Husain
Senior Vice President, Controller
and Chief Accounting Officer